UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2014, AbbVie Inc. (“AbbVie”) announced that it has named Michael Severino, M.D. its new Executive Vice President, Research & Development and Chief Scientific Officer.  Dr. Severino, 48, joins AbbVie from Amgen Inc., where he served as Senior Vice President, Global Development and Corporate Chief Medical Officer.  In connection with Dr. Severino’s appointment, he will receive compensation and benefits based on market data and programs available to similarly-situated AbbVie employees.

A copy of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

AbbVie held its Annual Meeting of Stockholders on May 9, 2014.  The following is a summary of the matters voted on at that meeting.

(1)                                 The stockholders elected AbbVie’s Class II Directors with terms expiring in 2017, as follows:

Name	For	Withheld	Broker Non-Votes
Robert J. Alpern	1,116,453,438	19,270,145	223,235,590
Edward M. Liddy	1,118,006,383	17,717,200	223,235,590
Frederick H. Waddell	1,112,540,591	23,182,992	223,235,590

(2)                                 The stockholders ratified the appointment of Ernst & Young LLP as AbbVie’s independent registered public accounting firm for 2014, as follows:

For	Against	Abstain
1,321,734,361	33,657,911	3,566,901

(3)                                 The stockholders approved, on an advisory basis, the compensation of AbbVie’s named executive officers listed in the proxy statement for the 2014 annual meeting, as follows:

For	Against	Abstain	Broker Non-Votes
1,088,532,785	37,269,956	9,920,842	223,235,590

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated May 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: May 15, 2014	By:	/s/ Laura J. Schumacher
Laura J. Schumacher
Executive Vice President, Business Development, External Affairs and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated May 15, 2014.